SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2006

California News Tech

(Exact name of registrant as specified in its charter)

Nevada	000-50762	88-0417389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Van Ness Ave., Suite 406-407, San Francisco, California	94109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 861-3421

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Securities

On February 1, 2006 we issued a Private Placement Memorandum for the unregistered private offer and sale of up to 200 Units of our Company. The offering will close on April 30, 2006, however, we reserve the right to shorten or extend the duration of the offering for up to 90 days, without notice to investors.

Each Unit consists of five thousand shares of our common stock, par value $.003 per share and one warrant to purchase 2,500 shares of our common stock for $4.00 per share, exercisable for 60 months from the closing date of the offering. The price per Unit will be $10,000 each. The total offering price will be $2,000,000 less an allowance for commissions of 10% of the amount sold, or $200,000, if the maximum number of Units are sold and the maximum commissions are paid.

Shares in this offering will be sold by directors, officers and employees of the Company and by selected securities broker/dealers. Directors, officers and employees will not receive any commissions or other compensation, but will be entitled to reimbursement by the Company for their out-of-pocket expenses, in selling shares. We have entered into an agreement with Internet Securities of Oakland, California, to sell the Units on a “best efforts” basis in exchange for consideration consisting of $700 cash, 500 shares of our common stock and a warrant to purchase 75 shares of our common stock at $4 per share for each Unit sold. We may enter into agreements with one or more additional broker-dealers to sell the Units, with such broker-dealers receiving sales commissions of up to 10% of the Unit offering price. We may also offer incentives of up to 10% of the price of the Units to finders or other sales agents to purchase Units.

In making this offering, we are relying on the exemptions provided by Section 4(2) of the United States Securities Act of 1933, as amended (the “Securities Act”),and Rule 506 of Regulation D Promulgated thereunder. The Units will be offered only to institutional or other investors who are “accredited investors” (as defined under Rule 501(a) of Regulation D under the Securities Act). Investors will be required to represent in writing that they have reviewed the Private Placement Memorandum and that they have had an opportunity to ask questions of and receive answers from representatives of our Company with respect to our Company and its business, the Units, the warrants and the offering. Investors will also be required to represent that they are accredited investors and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and that they are able to withstand a complete loss of their investment. The shares also will be subject to restrictions on transferability and may not be resold or otherwise transferred unless the sales or transfers have been registered, or are exempt from registration, under the Securities Act and applicable state laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California News Tech

/s/ Marian Munz
Marian Munz
President, Chief Executive Officer & Director

Date: February 1, 2006